EXHIBIT 10.9

RESOLUTION OF THE BOARD OF DIRECTORS

OF

Ingen Technologies, Inc.

The undersigned, being members of the Board of Directors of Ingen Technologies, Inc., a Georgia Corporation, do hereby declare and state that they consent to and hereby adopt the following resolutions and/or the following actions:

RESOLVED: According to the Board of Director meeting on February 20th, 2015, the Board unanimously agreed to do the following:

1.	Facilitate a name change of the existing corporation to one that reflects the entity to be a holding company, not specific to any Industry.

2.	Amending our Certificate of Incorporation ("Certificate of Incorporation") to effect a reverse stock split of our currently issued and outstanding shares of each class of Capital Stock, mainly our Common Stock Series by a ratio of twenty five hundred for-one (2500:1), or as soon as it is approved by FINRA without reducing the number of our authorized shares of capital stock (the "Reverse Stock Split")..

I certify that the Corporation is duly organized and existing and has the power to take action called for by the above Resolution dated February 25, 2015.

Acknowledged by:

By: /s/ Gary B. Tilden	2/25/2015
Gary Tilden, Chairman of the Board	Date

By:/s/ David S. Hanson	2/25/2015
David Hanson, CEO	Date

By: /s/ Richard Campbell	2/25/2015
Richard Campbell, Director	Date

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